EXHIBIT 99.1

The Chemours Company Announces Completion of U.S. Dollar-denominated Term Loan Repricing

Wilmington, Del., November 29, 2024 -- The Chemours Company (Chemours) (NYSE: CC) today announced the successful repricing of its Tranche B-3 U.S. Dollar-denominated Term Loan under its senior secured term loan facility due in August 2028.

The repricing reduces the applicable margin in respect of the Company’s $1,070,000,000 senior secured U.S. dollar-denominated term loan facility, the “Term Loan B-3 US$ Facility,” from, at the election of the Company, adjusted Term SOFR + 3.50% to adjusted Term SOFR + 3.00%, or adjusted base rate plus 2.50% to adjusted base rate plus 2.00%. There are no changes to the maturity of the Term Loan B-3 US$ Facility following this repricing, and all other terms are substantially unchanged.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 6,100 employees and 28 manufacturing sites and serves approximately 2,700 customers in approximately 110 countries.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in Chemours’ filings with the U.S. Securities and Exchange Commission, including in Chemours’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS
Brandon Ontjes

Vice President, Investor Relations

+1.302.773.3300
investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Media Relations & Reputation Leader

+1.302.219.7140
media@chemours.com